UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2010, Salix Pharmaceuticals, Ltd. (the “Company”) issued $345,000,000 in aggregate principal amount of 2.75% convertible senior notes (the “Notes”) pursuant to its effective Registration Statement on Form S-3 (No. 333-167112) (the “Registration Statement”), including the prospectus contained therein dated May 27, 2010 filed by the Company with the Securities and Exchange Commission. In connection with the issuance of the Notes, the Company entered into capped call transactions (the “Capped Call Confirmations”) with Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Bank of America”), including a Capped Call Confirmation related to the initial issuance of $300,000,000 in aggregate principal amount of Notes and a Capped Call Confirmation related to the additional $45,000,000 in aggregate principal amount of Notes issued pursuant to Bank of America’s exercise in full, on June 2, 2010, of its option to purchase up to such aggregate principal amount of Notes to cover over-allotments. The Capped Call Confirmations cover the same number of shares of Company common stock underlying the Notes. The Capped Call Confirmations have cap prices approximately 75% higher than the closing price of the Company’s common stock on May 27, 2010. The Company used $44,332,500 of the proceeds of the issuance to pay the cost of the Capped Call Confirmations.

The description of the Capped Call Confirmations contained herein is qualified in its entirety by reference to the Capped Call Confirmations attached as Exhibits 10.69 and 10.70 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.69	Confirmation for base capped call transaction dated as of May 27, 2010, between Bank of America, N.A. and the Company.

10.70	Confirmation for additional capped call transaction dated as of June 2, 2010, between Bank of America N.A. and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: June 3, 2010
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer